Vertex Energy, Inc. 8-K

Exhibit 99.1

Vertex Energy Announces Fourth Quarter and Full Year 2023 Financial and Results

HOUSTON, TX / BUSINESSWIRE / February 28, 2024 / Vertex Energy, Inc. (NASDAQ: VTNR) (“Vertex” or the “Company”), a leading specialty refiner and marketer of high-quality refined products, today announced its financial results for the fourth quarter ended December 31, 2023.

The Company will host a conference call to discuss fourth quarter 2023 results today, at 8:30 A.M. Eastern Time. Details regarding the conference call are included at the end of this release.

FOURTH QUARTER 2023 HIGHLIGHTS

●	Reported net loss attributable to the Company of ($63.9) million, or ($0.84) per fully-diluted share

●	Reported Adjusted EBITDA of ($35.1) million (see “Non-GAAP Financial Measures and Key Performance Indicators”, below).

●	Continued safe operation of the Company’s Mobile, Alabama refinery (the “Mobile Refinery”) with fourth quarter 2023 conventional throughput of 67,083 barrels per day (bpd), in line with prior guidance.

●	Renewable diesel (“RD”) throughput of 3,926 bpd, reflecting Phase One capacity utilization of 49.1%.

●	Total cash and cash equivalents of $80.6 million, including restricted cash of $3.6 million and $50 million in additional term loan proceeds received during the quarter ended December 31, 2023.

FULL-YEAR 2023 HIGHLIGHTS

●	Reported net loss attributable to the Company of ($71.5) million for the full year 2023, versus net loss attributable to the Company of ($4.8) million in 2022.

●	Reported Adjusted EBITDA of $17.1 million for the full-year versus Adjusted EBITDA of $161.0 million for the full year 2022 (see “Non-GAAP Financial Measures and Key Performance Indicators”, below).

●	Conventional throughput volumes of 73,734 barrels per day (bpd) for 2023 (98.3% utilization).

●	Completion of Phase I of Renewable Diesel conversion project with the launch of Renewables business and Marine Fuels and Logistics business in Mobile, Alabama.

Vertex reported fourth quarter 2023 net loss attributable to the Company of ($63.9) million, or ($0.84) per fully-diluted share, versus net income attributable to the Company of $44.4 million, or $0.07 per fully-diluted share for the fourth quarter of 2022. Adjusted EBITDA (see “Non-GAAP Financial Measures and Key Performance Indicators”, below) was ($35.1) million for the fourth quarter 2023, compared to Adjusted EBITDA of $75.2 million in the prior-year period.

For the full-year 2023, the Company reported a net loss attributable to the Company of ($71.5) million versus ($4.8) million for the full-year 2022, largely attributable to losses in the Renewables segment due to elevated costs for Refined, Bleached and Deodorized (“RBD”) soybean oil feedstock, and increased corporate segment expenses for overhead to support business expansion. The Company also reported Adjusted EBITDA of $17.1 million, versus $161.0 million for the full years 2023 and 2022, respectively. Full-year financial results for 2023 include several non-cash items such as inventory valuation adjustments of $6 million, changes in the value of derivative liabilities which amounted to $8 million and a one-time pre-tax gain on the sale of assets of $70.9 million related to the sale of the Heartland facility.

Schedules reconciling the Company’s generally accepted accounting principles in the United States (“GAAP”) and non-GAAP financial results, including Adjusted EBITDA and certain key performance indicators, are included later in this release (see also “Non-GAAP Financial Measures and Key Performance Indicators”, below).

MANAGEMENT COMMENTARY

Mr. Benjamin P. Cowart, Vertex’s Chief Executive Officer, stated, “In 2023, we focused on establishing new lines of business, expanding our capabilities, and positioning ourselves for growth into new markets. We believe the launch of Vertex Renewables and optimization of feedstocks have positioned the Company for margin opportunities under the new credit regime post-2024. Additionally, the inauguration of our Marine Fuels and Logistics business alongside our Supply and Trading division has enabled us to leverage strategic integration opportunities, enhancing netbacks and capturing additional value for our finished products.” Mr. Cowart continued, “As we move into 2024, our priorities are to increase our cash position, reduce our operating costs, and improve margins.”

MOBILE REFINERY OPERATIONS

Conventional Fuels Refining

Total conventional throughput at the Mobile Refinery was 67,083 bpd in the fourth quarter of 2023. Total production of finished high-value, light products, such as gasoline, diesel, and jet fuel, represented approximately 66% of total production in the fourth quarter of 2023, vs. 64% in the third quarter of 2023, and in line with management’s original expectations, reflecting a continued successful yield optimization initiative at the Mobile conventional refining facility.

The Mobile Refinery’s conventional operations generated a gross profit of $7.3 million and $29.6 million of fuel gross margin (a Key performance indicator (KPI) discussed below) or $4.79 per barrel during the fourth quarter of 2023, versus generating a gross profit of $89.9 million, and fuel gross margin of $147.0 million, or $20.50 per barrel in the fourth quarter of 2022.

Total conventional throughput at the Mobile Refinery was 73,734 bpd for the full year 2023, reflecting capacity utilization of 98%. Total production of finished high-value, light products, such as gasoline, diesel, and jet fuel, represented approximately 63% of total production in 2023, vs. 70% in the nine-month operating period in 2022.

The Mobile Refinery’s conventional operations generated a gross profit of $165.5 million and $318.6 million of fuel gross margin (a KPI discussed below) or $11.84 per barrel during the full year 2023, versus generating a gross profit of $140.9 million, and fuel gross margin of $398.4 million, or $19.93 per barrel in the nine-month operating period in 2022.

Renewable Diesel Facility

Total renewable throughput at the Mobile Renewable Diesel facility was 3,926 bpd in the fourth quarter of 2023. Total production of renewable diesel was 3,786 bpd reflecting a product yield of 96.4%.

The Mobile Renewable Diesel facility operations generated a gross loss of $(17.6) million and $4.4 million of fuel gross margin (a KPI discussed below) or $12.11 per barrel during the fourth quarter of 2023.

Feedstock Supply Strategy Advanced. During the fourth quarter, Vertex continued to advance its alternative feedstock supply strategy. The Company had recently completed the required temporary filings for low carbon fuel standard (“LCFS”) credits at the default carbon intensity (“CI”) score. As previously communicated, the Company expected that the initial default level LCFS credits would be applied to all volumes of renewable diesel produced during the third and fourth quarter of 2023 and to contribute to financial results in the fourth quarter. As anticipated, during the fourth quarter of 2023, Vertex received an initial LCFS payment calculated using the temporary default CI score, resulting in a net payment of $9.6 million.

During the fourth quarter, the Company successfully completed runs to support filing for proprietary carbon intensity scores of LCFS pathways for Tallow. In addition to the testing completed for Soy, distiller’s corn oil (“DCO”) and Canola completed during the third quarter of 2023, the Company has now successfully completed the filings for each of these four feedstocks allowing Vertex to receive the increased credit value available with their lower carbon intensity production as compared to the default temporary values for all future renewable diesel production values.

Fourth Quarter and Full Year 2023 Mobile Refinery Results Summary ($/millions unless otherwise noted)

Conventional Fuels Refinery	1Q23	2Q23	3Q23	4Q23	FY2023

Total Throughput (bpd)	71,328	76,330	80,171	67,083	73,734
Total Throughput (MMbbl)	6.42	6.95	7.38	6.17	26.91
Conventional Facility Capacity Utilization[1]	95.1%	101.8%	106.9%	89.4%	98.3%

Direct Opex Per Barrel ($/bbl)	$3.84	$3.35	$2.40	$2.46	$3.00
Fuel Gross Margin ($/MM)	$103.8	$55.7	$129.5	$29.6	$318.6
Fuel Gross Margin Per Barrel ($/bbl)	$16.17	$8.03	$17.56	$4.79	$11.84

Production Yield
Gasoline (bpd)	15,723	17,812	19,211	17,826	17,653
% Production	22.7%	23.2%	24.0%	25.9%	23.9%
ULSD (bpd)	14,720	15,618	16,479	14,510	15,334
% Production	21.2%	20.3%	20.6%	21.1%	20.8%
Jet (bpd)	12,789	13,570	15,823	12,937	13,786
% Production	18.4%	17.7%	19.8%	18.8%	18.7%
Total Finished Fuel Products	43,232	47,000	51,513	45,273	46,773
% Production	62.3%	61.2%	64.4%	65.9%	63.4%
Other[2]	26,119	29,828	28,495	23,457	26,972
% Production	37.7%	38.8%	35.6%	34.1%	36.6%
Total Production (bpd)	69,351	76,828	80,008	68,730	73,745
Total Production (MMbbl)	6.24	6.99	7.36	6.32	26.92

Renewable Fuels Refinery	1Q23	2Q23	3Q23	4Q23	FY2023

Total Renewable Throughput (bpd)	-	2,490	5,397	3,926	3,943
Total Renewable Throughput (MMbbl)	-	0.23	0.50	0.36	1.08
Renewable Diesel Facility Capacity Utilization[3]	-	31.1%	67.5%	49.1%	49.3%

Direct Opex Per Barrel ($/bbl)	-	$31.23	$23.05	$27.32	$26.17
Renewable Fuel Gross Margin	-	($3.1)	$2.4	$4.4	$3.7
Renewable Fuel Gross Margin Per Barrel ($/bbl)	-	($13.66)	$4.78	$12.11	$3.37
Renewable Diesel Production (bpd)	-	2,208	5,276	3,786	3,762
Renewable Diesel Production (MMbbl)	-	0.20	0.49	0.35	1.03
Renewable Diesel Production Yield (%)	-	88.7%	97.8%	96.4%	95.4%

1.) Assumes 75,000 barrels per day of conventional operational capacity 2.) Other includes naphtha, intermediates, and LPG 3.) Assumes 8,000 barrels per day of renewable fuels operational capacity

Balance Sheet and Liquidity Update

As of December 31, 2023, Vertex had total debt outstanding of $286 million, including $15.2 million in 6.25% Senior Convertible Notes, $196.0 million outstanding on the Company’s Term Loan, finance lease obligations of $68.6 million, and $6.2 million in other obligations. The Company had total cash and equivalents of $80.6 million, including $3.6 million of restricted cash on the balance sheet as of December 31, 2023, for a net debt position of $205.5 million. The ratio of net debt to trailing twelve-month Adjusted EBITDA was 12.0 times as of December 31, 2023 (see also “Non-GAAP Financial Measures and Key Performance Indicators”, below).

As previously announced on January 2, 2024, the Company reached an agreement with its existing lending group to modify certain terms and conditions of the current term loan agreement. The amended term loan provided an incremental $50.0 million in borrowings, the full amount of which was borrowed upon closing on December 29, 2023 and therefore reflected in Vertex’s year end cash position of $80.6 million.

Vertex management continuously monitors current market conditions to assess expected cash generation and liquidity needs against its available cash position, using the forward crack spreads in the market.

As of the current year-end, the Company believes it has adequate financial flexibility to meet its needs based on the total liquidity position. Furthermore, the Company is currently going through a strategic evaluation process with BofA Securities, which started in October 2023, that may result in further enhancements to its current liquidity options.

Commodity Price Risk Management

During the fourth quarter, Vertex’s commodity price risk management team entered into hedge positions covering approximately 38% of planned diesel production and distillate production for the first quarter of 2024 as discussed below:

Asset	Contract	Contract	Price	Mid-Point	Hedged	Approximate %
Type	Details	Period	($/bbl)	Prod'n (Bbl)	Volumes (bbl)	Hedged[1]
Fixed Price Swap	ULSD/LLS Swap	January	$25.55	762,600	100,000	13.1%
Fixed Price Swap	ULSD/LLS Swap	February	$30.68	713,400	375,000	52.6%
Fixed Price Swap	ULSD/LLS Swap	March	$28.95	762,600	375,000	49.2%
		Total	$28.39	2,238,600	850,000	38.0%

1.) % hedged assumes mid-point of operating guidance of 61.5 Mbbld and mid-point of distillate production yield of 40%

Management Outlook

All guidance presented below is current as of the time of this release and is subject to change. All prior financial guidance should no longer be relied upon.

Conventional Fuels	1Q 2024
Operational:	Low	High
Mobile Refinery Conventional Throughput Volume (Mbpd)	60.0	63.0
Capacity Utilization	80%	84%
Production Yield Profile:
Percentage Finished Products[1]	64%	68%
Intermediate & Other Products[2]	36%	32%

Renewable Fuels	1Q 2024
Operational:	Low	High
Mobile Refinery Renewable Throughput Volume (Mbpd)	3.0	5.0
Capacity Utilization	38%	63%
Production Yield	96%	98%
Yield Loss	4%	2%

Consolidated	1Q 2024
Operational:	Low	High
Mobile Refinery Total Throughput Volume (Mbpd)	63.0	68.0
Capacity Utilization	76%	82%

Financial Guidance:
Direct Operating Expense ($/bbl)	$4.59	$4.95
Capital Expenditures ($/MM)	$20.00	$25.00

1.) Finished products include gasoline, ULSD, and Jet A
2.) Intermediate & Other products include Vacuum Gas Oil (VGO), Liquified Petroleum Gases (LPGs), and Vacuum Tower Bottoms (VTBs)

CONFERENCE CALL AND WEBCAST DETAILS

A conference call will be held today, February 28, 2024 at 8:30 A.M. Eastern Time to review the Company’s financial results, discuss recent events and conduct a question-and-answer session. An audio webcast of the conference call and accompanying presentation materials will also be available in the “Events and Presentation” section of Vertex’s website at www.vertexenergy.com. To listen to a live broadcast, visit the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic: (888) 350-3870
International: (646) 960-0308

Conference ID: 8960754

To listen to a replay of the teleconference, which will be available through Thursday, March 14, 2024, either go to the “Events and Presentation” section of Vertex’s website at www.vertexenergy.com, or call the number below:

Domestic Replay: (800) 770-2030
Access Code: 8960754

ABOUT VERTEX ENERGY

Vertex Energy is a leading energy transition company that specializes in producing both renewable and conventional fuels. The Company’s innovative solutions are designed to enhance the performance of our customers and partners while also prioritizing sustainability, safety, and operational excellence. With a commitment to providing superior products and services, Vertex Energy is dedicated to shaping the future of the energy industry.

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements within the meaning of the securities laws, including the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. The important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the Company’s projected Outlook for the first quarter of 2024, as discussed above; statements concerning: the Company’s engagement of BofA Securities, Inc., as previously disclosed; the review and evaluation of potential joint ventures, divestitures, acquisitions, mergers, business combinations, or other strategic transactions, the outcome of such review, and the impact on any such transactions, or the review thereof, and their impact on shareholder value; the process by which the Company engages in evaluation of strategic transactions; the Company’s ability to identify potential partners; the outcome of potential future strategic transactions and the terms thereof; the future production of the Company’s Mobile Refinery; anticipated and unforeseen events which could reduce future production at the refinery or delay future capital projects, and changes in commodity and credit values; throughput volumes, production rates, yields, operating expenses and capital expenditures at the Mobile Refinery; the timing of, and outcome of, the evaluation and associated carbon intensity scoring of the Company’s feedstock blends by officials in the state of California; the ability of the Company to obtain low carbon fuel standard (LCFS) credits, and the amounts thereof; the need for additional capital in the future, including, but not limited to, in order to complete capital projects and satisfy liabilities, the Company’s ability to raise such capital in the future, and the terms of such funding; the timing of capital projects at the Company’s refinery located in Mobile, Alabama (the “Mobile Refinery”) and the outcome of such projects; the future production of the Mobile Refinery, including but not limited to, renewable diesel production; estimated and actual production and costs associated with the renewable diesel capital project; estimated revenues, margins and expenses, over the course of the agreement with Idemitsu; anticipated and unforeseen events which could reduce future production at the Mobile Refinery or delay planned and future capital projects; changes in commodity and credits values; certain early termination rights associated with third party agreements and conditions precedent to such agreements; certain mandatory redemption provisions of the outstanding senior convertible notes, the conversion rights associated therewith, and dilution caused by conversions and/or the exchanges of convertible notes; the Company’s ability to comply with required covenants under outstanding senior notes and a term loan and to pay amounts due under such senior notes and term loan, including interest and other amounts due thereunder; the ability of the Company to retain and hire key personnel; the level of competition in the Company’s industry and its ability to compete; the Company’s ability to respond to changes in its industry; the loss of key personnel or failure to attract, integrate and retain additional personnel; the Company’s ability to protect intellectual property and not infringe on others’ intellectual property; the Company’s ability to scale its business; the Company’s ability to maintain supplier relationships and obtain adequate supplies of feedstocks; the Company’s ability to obtain and retain customers; the Company’s ability to produce products at competitive rates; the Company’s ability to execute its business strategy in a very competitive environment; trends in, and the market for, the price of oil and gas and alternative energy sources; the impact of inflation on margins and costs; the volatile nature of the prices for oil and gas caused by supply and demand, including volatility caused by the ongoing Ukraine/Russia conflict and/or the Israel/Hamas conflict, changes in interest rates and inflation, and potential recessions; the Company’s ability to maintain relationships with partners; the outcome of pending and potential future litigation, judgments and settlements; rules and regulations making the Company’s operations more costly or restrictive; volatility in the market price of compliance credits (primarily Renewable Identification Numbers (RINs) needed to comply with the Renewable Fuel Standard (“RFS”)) under renewable and low-carbon fuel programs and emission credits needed under other environmental emissions programs, the requirement for the Company to purchase RINs in the secondary market to the extent it does not generate sufficient RINs internally, liabilities associated therewith and the timing, funding and costs of such required purchases, if any; changes in environmental and other laws and regulations and risks associated with such laws and regulations; economic downturns both in the United States and globally, changes in inflation and interest rates, increased costs of borrowing associated therewith and potential declines in the availability of such funding; risk of increased regulation of the Company’s operations and products; disruptions in the infrastructure that the Company and its partners rely on; interruptions at the Company’s facilities; unexpected and expected changes in the Company’s anticipated capital expenditures resulting from unforeseen and expected required maintenance, repairs, or upgrades; the Company’s ability to acquire and construct new facilities; the Company’s ability to effectively manage growth; decreases in global demand for, and the price of, oil, due to inflation, recessions or other reasons, including declines in economic activity or global conflicts; expected and unexpected downtime at the Company’s facilities; the Company’s level of indebtedness, which could affect its ability to fulfill its obligations, impede the implementation of its strategy, and expose the Company’s interest rate risk; dependence on third party transportation services and pipelines; risks related to obtaining required crude oil supplies, and the costs of such supplies; counterparty credit and performance risk; unanticipated problems at, or downtime effecting, the Company’s facilities and those operated by third parties; risks relating to the Company’s hedging activities or lack of hedging activities; and risks relating to planned and future divestitures, asset sales, joint ventures and acquisitions.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and future Annual Reports on Form 10-K (including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, when filed by the Company) and Quarterly Reports on Form 10-Q. These reports are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on Vertex’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

PROJECTIONS

The financial projections (the “Projections”) included herein were prepared by Vertex in good faith using assumptions believed to be reasonable. A significant number of assumptions about the operations of the business of Vertex were based, in part, on economic, competitive, and general business conditions prevailing at the time the Projections were developed. Any future changes in these conditions, may materially impact the ability of Vertex to achieve the financial results set forth in the Projections. The Projections are based on numerous assumptions, including realization of the operating strategy of Vertex; industry performance; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accounting principles; general business and economic conditions; competition; retention of key management and other key employees; absence of material contingent or unliquidated litigation, indemnity, or other claims; minimal changes in current pricing; static material and equipment pricing; no significant increases in interest rates or inflation; and other matters, many of which will be beyond the control of Vertex, and some or all of which may not materialize. The Projections also assume the continued uptime of the Company’s facilities at historical levels and the successful funding of, timely completion of, and successful outcome of, planned capital projects. Additionally, to the extent that the assumptions inherent in the Projections are based upon future business decisions and objectives, they are subject to change. Although the Projections are presented with numerical specificity and are based on reasonable expectations developed by Vertex’s management, the assumptions and estimates underlying the Projections are subject to significant business, economic, and competitive uncertainties and contingencies, many of which will be beyond the control of Vertex. Accordingly, the Projections are only estimates and are necessarily speculative in nature. It is expected that some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projections. Such variations may be material and may increase over time. In light of the foregoing, readers are cautioned not to place undue reliance on the Projections. The projected financial information contained herein should not be regarded as a representation or warranty by Vertex, its management, advisors, or any other person that the Projections can or will be achieved. Vertex cautions that the Projections are speculative in nature and based upon subjective decisions and assumptions. As a result, the Projections should not be relied on as necessarily predictive of actual future events.

NON-GAAP FINANCIAL MEASURES AND KEY PERFORMANCE INDICATORS

In addition to our results calculated under generally accepted accounting principles in the United States (“GAAP”), in this news release we also present certain non-U.S. GAAP financial measures and key performance indicators. Non-U.S. GAAP financial measures include Adjusted Gross Margin, Fuel Gross Margin and Adjusted EBITDA, for the Company’s Legacy Refining and Marketing segment, and the total Refining and Marketing segment, as a whole, and Net Long-Term Debt and Ratio of Net Long-Term Debt (collectively, the “Non-U.S. GAAP Financial Measures”). Key performance indicators include Adjusted Gross Margin, Fuel Gross Margin and Adjusted EBITDA for Conventional, Renewable and the Mobile Refinery as a whole, and Fuel Gross Margin Per Barrel of Throughput and Adjusted Gross Margin Per Barrel of Throughput for Conventional, Renewable and the Mobile Refinery as a whole (collectively, the “KPIs”). EBITDA represents net income before interest, taxes, depreciation and amortization, for continued and discontinued operations. Adjusted EBITDA represents net income (loss) from operations plus or minus unrealized gain or losses on hedging activities, Renewable Fuel Standard (RFS) costs (mainly related to Renewable Identification Numbers (RINs), and inventory adjustments, depreciation and amortization, acquisition costs, gain on change in value of derivative warrant liability, environmental clean-up, stock-based compensation, (gain) loss on sale of assets, interest expense, and certain other unusual or non-recurring charges included in selling, general, and administrative expenses. Adjusted Gross Margin is defined as gross profit (loss) plus or minus unrealized gain or losses on hedging activities and inventory valuation adjustments. Fuel Gross Margin is defined as Adjusted Gross Margin, plus production costs, operating expenses and depreciation attributable to cost of revenues and other non-fuel items included in costs of revenues including realized and unrealized gain or losses on hedging activities, RFS costs (mainly related to RINs), inventory valuation adjustments, fuel financing costs and other revenues and cost of sales items. Fuel Gross Margin Per Barrel of Throughput is calculated as fuel gross margin divided by total throughput barrels for the period presented. Operating Expenses Per Barrel of Throughput is defined as total operating expenses divided by total barrels of throughput. RIN Adjusted Fuel Gross Margin is defined as [Fuel Gross Margin minus RIN expense divided by total barrels of throughput. RIN Adjusted Fuel Gross Margin Per Barrel of Throughput is calculated as RIN Adjusted Fuel Gross Margin divided by total throughput barrels for the period presented. Net Long-Term Debt is long-term debt and lease obligations, adjusted for unamortized discount and deferred financing costs, insurance premiums financed, less cash and cash equivalents and restricted cash. Ratio of Net Long-Term Debt is defined as Long-Term Debt divided by Adjusted EBITDA.

Each of the Non-U.S. GAAP Financial Measures and KPIs are discussed in greater detail below. The (a) Non-U.S. GAAP Financial Measures are “non-U.S. GAAP financial measures”, and (b) the KPIs are, presented as supplemental measures of the Company’s performance. They are not presented in accordance with U.S. GAAP. We use the Non-U.S. GAAP Financial Measures and KPIs as supplements to U.S. GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, to allocate resources and to compare our performance relative to our peers. Additionally, these measures, when used in conjunction with related U.S. GAAP financial measures, provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations. The Non-U.S. GAAP Financial Measures and KPIs are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. Non-U.S. GAAP financial information and KPIs similar to the Non-U.S. GAAP Financial Measures and KPIs are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. The Non-U.S. GAAP Financial Measures and KPIs are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under U.S. GAAP. Some of these limitations are: the Non-U.S. GAAP Financial Measures and KPIs do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; the Non-GAAP Financial Measures and KPIs do not reflect changes in, or cash requirements for, working capital needs; the Non-GAAP Financial Measures and KPIs do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, the Non-U.S. GAAP Financial Measures and KPIs do not reflect any cash requirements for such replacements; the Non-U.S. GAAP Financial Measures and KPIs represent only a portion of our total operating results; and other companies in this industry may calculate the Non-U.S. GAAP Financial Measures and KPIs differently than we do, limiting their usefulness as a comparative measure. You should not consider the Non-U.S. GAAP Financial Measures and KPIs in isolation, or as substitutes for analysis of the Company’s results as reported under U.S. GAAP. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of each of these non-U.S. GAAP Financial Measures and KPIs to the most comparable U.S. GAAP measure below. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-U.S. GAAP Financial Measures and KPIs in conjunction with the most directly comparable U.S. GAAP financial measure.

For more information on these non-GAAP financial measures and KPIs, please see the sections titled “Unaudited Reconciliation of Gross Profit (Loss) From Continued and Discontinued Operations to Adjusted Gross Margin, Fuel Gross Margin, Fuel Gross Margin Per Barrel of Throughput and Operating Expenses Per Barrel of Throughput”, “Unaudited Reconciliation of Adjusted EBITDA to Net loss from Continued and Discontinued Operations”, and “Unaudited Reconciliation of Long-Term Debt to Net Long-Term Debt and Net Leverage”, at the end of this release.

CONTACT:

IR@vertexenergy.com

203-682-8284

VERTEX ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited in thousands, except number of shares and par value)
(UNAUDITED)

	31-Dec-23	31-Dec-22
ASSETS
Current assets
Cash and cash equivalents	$76,967	$141,258
Restricted cash	3,606	4,929
Accounts receivable, net	36,164	34,548
Inventory	182,120	135,473
Prepaid expenses and other current assets	53,174	36,660
Assets held for sale	—	20,560
Total current assets	352,031	373,428

Fixed assets, net	326,111	201,749
Finance lease right-of-use assets, net	64,499	44,081
Operating lease right-of-use assets, net	96,394	53,557
Intangible assets, net	11,541	11,827
Deferred tax assets	—	2,498
Other assets	4,048	2,245
Total non-current assets	502,593	315,957
TOTAL ASSETS	$854,624	$689,385

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$75,004	$20,997
Accrued expenses and other current liabilities	73,636	81,953
Finance lease-current	2,435	1,363
Operating lease-current	20,296	3,713
Current portion of long-term debt	16,362	13,911
Obligations under inventory financing agreements, net	141,093	117,939
Liabilities held for sale, current	—	3,424
Total current liabilities	328,826	243,300

Long-term debt, net	170,701	170,010
Finance lease-non-current	66,206	45,164
Operating lease-non-current	74,444	49,844
Deferred tax liabilities	2,776	—
Derivative warrant liability	9,907	14,270
Other liabilities	1,377	1,377
Total liabilities	654,237	523,965

EQUITY
50,000,000 of total Preferred shares authorized:
Common stock, $0.001 par value per share; 750,000,000 shares authorized; 93,514,346 and 75,668,826 issued and outstanding at December 31, 2023 and 2022, respectively.	94	76
Additional paid-in capital	383,632	279,552
Accumulated deficit	(187,379)	(115,893)
Total Vertex Energy, Inc. stockholders' equity	196,347	163,735
Non-controlling interest	4,040	1,685
Total equity	200,387	165,420
TOTAL LIABILITIES AND EQUITY	$854,624	$689,385

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31,
(in thousands, except per share amounts)
(UNAUDITED)

	2023	2022	2021
Revenues	$3,177,187	$2,791,715	$207,760
Cost of revenues (exclusive of depreciation and amortization shown separately below)	3,005,996	2,598,276	178,786
Depreciation and amortization attributable to costs of revenues	27,018	13,429	4,043
Gross profit	144,173	180,010	24,931

Operating expenses:
Selling, general and administrative expenses	168,640	127,782	30,606
Loss on assets impairment	—	—	2,124
Depreciation and amortization attributable to operating expenses	4,146	3,673	1,681
Total operating expenses	172,786	131,455	34,411
Income (loss) from operations	(28,613)	48,555	(9,480)
Other income (expense):
Other income (expense)	633	(306)	4,158
Gain (loss) on change in value of derivative warrant liability	7,992	7,821	(15,685)
Interest expense	(119,567)	(79,911)	(3,832)
Total other expense	(110,942)	(72,396)	(15,359)
Loss from continuing operations before income tax	(139,555)	(23,841)	(24,839)
Income tax benefit	13,385	7,171	—
Loss from continuing operations	(126,170)	(16,670)	(24,839)
Income from discontinued operations, net of tax (see operation report of discontinued operation below)	54,197	18,667	17,178
Net income (loss)	(71,973)	1,997	(7,661)
Net income (loss) attributable to non-controlling interest and redeemable non-controlling interest from continuing operations	(487)	(63)	207
Net income attributable to non-controlling interest and redeemable non-controlling interest from discontinued operations	—	6,882	10,496
Net loss attributable to Vertex Energy, Inc.	(71,486)	(4,822)	(18,364)

Accretion of redeemable noncontrolling interest to redemption value	—	(428)	(1,992)
Accretion of discount on Series B and B-1 Preferred Stock	—	—	(507)
Dividends on Series B and B-1 Preferred Stock	—	—	258

Net loss attributable to stockholders from continuing operations	(125,683)	(17,035)	(27,287)
Net income attributable to stockholders from discontinued operations, net of tax	54,197	11,785	6,682
Net loss attributable to common stockholders	$(71,486)	$(5,250)	$(20,605)

Basic income (loss) per common share
Continuing operations	$(1.47)	$(0.24)	$(0.48)
Discontinued operations, net of tax	0.63	0.17	0.12
Basic loss per common share	$(0.84)	$(0.07)	$(0.36)

Diluted income (loss) per common share
Continuing operations	$(1.47)	$(0.24)	$(0.48)
Discontinued operations, net of tax	0.63	0.17	0.12
Diluted loss per common share	$(0.84)	$(0.07)	$(0.36)

Shares used in computing income (loss) per share
Basic	85,596	70,686	56,303
Diluted	85,596	70,686	56,303

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDING DECEMBER 31, 2023, 2022 AND 2021
(in thousands except par value)
(UNAUDITED)

	Common Stock		Series A Preferred		Additional		Non-	Total
	Shares	$0.001 Par	Shares	$0.001 Par	Paid-in Capital	Accumulated Deficit	controlling Interest	Stockholders' Equity
Balance on December 31, 2020	45,555	$46	420	$—	$94,570	$(90,009)	$1,318	$5,925
Dividends on Series B and B1 Preferred Stock	—	—	—	—	—	(372)	—	(372)
Accretion of discount on Series B and B1 Preferred Stock	—	—	—	—	—	(507)	—	(507)
Conversion of B1 Preferred Stock to common	7,722	7	—	—	12,038	—	—	12,045
Share based compensation expense	—	—	—	—	863	—	—	863
Exercise of options	1,800	2	—	—	2,188	—	—	2,190
Exercise of B1 warrants	3,093	3	—	—	16,402	—	—	16,405
Conversion of Series A Preferred stock to common stock	34	—	(34)	—	—	—	—	—
Conversion of Series B Preferred Stock to common stock	5,084	5	—	—	12,559	630	—	13,194
Distribution to noncontrolling	—	—	—	—	—	—	(169)	(169)
Adjustment of redeemable noncontrolling interest to redemption value	—	—	—	—	—	(1,992)	—	(1,992)
Contribution from noncontrolling interest	—	—	—	—	—	—	(11)	(11)
Net income (loss)	—	—	—	—	—	(18,364)	10,703	(7,661)
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	(9,844)	(9,844)
Balance on December 31, 2021	63,288	63	386	—	138,620	(110,614)	1,997	30,066
Conversion of Series A Preferred stock to common stock	386	1	(386)	—	—	—	—	1
Conversion of Convertible Senior Notes to common (net of tax)	10,165	10	—	—	59,812	—	—	59,822
Reclass of derivative liabilities	—	—	—	—	78,789	—	—	78,789
Share based compensation expense	—	—	—	—	1,574	—	—	1,574
Exercise of warrants	1,209	1	—	—	(1)	—	—	—
Exercise of options	622	1	—	—	729	—	—	730
Adjustment of redeemable non controlling interest	—	—	—	—	29	(29)	—	—
Distribution to noncontrolling	—	—	—	—	—	—	(380)	(380)
Adjustment of redeemable noncontrolling interest to redemption value	—	—	—	—	—	(428)	—	(428)
Redemption of noncontrolling interest	—	—	—	—	—	—	41	41
Net income (loss)	—	—	—	—	—	(4,822)	6,819	1,997
Less: amount attributable to redeemable non-controlling interest	—	—	—	—	—	—	(6,792)	(6,792)
Balance on December 31, 2022	75,670	76	—	—	279,552	(115,893)	1,685	165,420
Issurance of restricted stock	113	—	—	—	—	—	—	—
Exercise of options	526	1	—	—	682	—	—	683
Share based compensation expense	—	—	—	—	2,285	—	—	2,285
Conversion of Convertible Senior Note, net	17,206	17	—	—	101,113	—	—	101,130
Contribution from noncontrolling shareholder	—	—	—	—	—	—	2,842	2,842
Net loss	—	—	—	—	—	(71,486)	(487)	(71,973)
Balance on December 31, 2023	93,515	$94	—	$—	$383,632	$(187,379)	$4,040	$200,387

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDING DECEMBER 31, 2023, 2022 AND 2021
(UNAUDITED)

	2023	2022	2021
Cash flows from operating activities
Net income (loss)	$(71,973)	$1,997	$(7,661)
Net income from discontinued operations, net of tax	54,197	18,667	17,178
Net loss from continuing operations	(126,170)	(16,670)	(24,839)
Adjustments to reconcile net income (loss) from continuing operations to cash used in operating activities:
Stock-based compensation expense	2,285	1,574	862
Depreciation and amortization	31,165	17,102	5,724
(Reduction in) Provision for bad debt	(224)	242	826
Loss (gain) on commodity derivative contracts	(2,858)	87,978	2,258
Provision for environment clean up	—	1,428	—
Gain on forgiveness of debt	—	—	(4,222)
Net cash settlement on commodity derivatives	6,575	(92,556)	(2,436)
Loss on sale of assets	(1)	220	64
Loss on assets impairment	—	—	2,124
Amortization of debt discount and deferred costs	78,779	49,251	1,231
Deferred income tax benefit	(13,385)	(7,171)	—
Loss (gain) on change in value of derivative warrant liability	(7,992)	(7,821)	15,685
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(3,075)	(27,183)	(821)
Inventory	(45,231)	2,586	(3,997)
Prepaid expenses	(21,027)	(26,724)	(1,615)
Accounts payable	53,593	10,850	1,054
Accrued expenses	(9,855)	77,647	2,551
Other assets	(1,061)	56	(48)
Net cash (used in) provided by operating activities from continuing operations	(58,482)	70,809	(5,599)
Cash flows from investing activities
Deposit for refinery purchase and related costs	—	—	(13,663)
Internally developed or purchased software	(3,223)	(149)	—
Proceeds from sale of discontinued operation	92,034	—	—
Redemption of noncontrolling entity	—	556	—
Proceeds from the sale of assets	7	395	75
Acquisition of business, net of cash	(7,775)	(227,525)	2
Purchase of fixed assets	(140,313)	(75,512)	(2,331)
Net cash used in investing activities from continuing operations	(59,270)	(302,235)	(15,917)
Cash flows from financing activities
Line of credit payments, net	—	—	(133)
Proceeds received from exercise of options and warrants	683	730	6,921
Net borrowings on inventory financing agreements	22,154	117,189	—
Contribution received from noncontrolling interest	2,842	—	2
Distribution to non-controlling interest	—	(380)	(169)
Redemption of redeemable noncontrolling interest	—	(50,666)	—
Payments on finance leases	(2,045)	(819)	(844)
Proceeds from issuance of notes payable	68,236	173,256	143,831
Payments made on notes payable	(39,582)	(18,948)	(15,836)
Net cash provided by financing activities from continuing operations	52,288	220,362	133,772

Discontinued operations:
Net cash (used in) provided by operating activities	(150)	25,287	15,349
Net cash used in investing activities	—	(4,663)	(1,973)
Net cash provided by (used in) discontinued operations	(150)	20,624	13,376

Net change in cash and cash equivalents and restricted cash	(65,614)	9,560	125,632
Cash and cash equivalents and restricted cash at beginning of the year	146,187	136,627	10,995
Cash and cash equivalents and restricted cash at end of year	$80,573	$146,187	$136,627

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets to the same amounts shown in the consolidated statements of cash flows (in thousands).

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDING DECEMBER 31, 2023, 2022 AND 2021
(UNAUDITED)
(Continued)

	2023	2022	2021
Cash and cash equivalents	$76,967	$141,258	$36,130
Restricted cash	3,606	4,929	100,497
Cash and cash equivalents and restricted cash as shown in the consolidated statements of cash flows	$80,573	$146,187	$136,627

SUPPLEMENTAL INFORMATION
Cash paid for interest	$47,430	$33,901	$2,273
Cash paid for income taxes	—	—	—

NON-CASH INVESTING AND FINANCING TRANSACTIONS
Conversion of Series B and B1 Preferred Stock into common stock	$—	$—	$24,610
Dividends on Series B and B-1 Preferred Stock	$—	$—	$(258)
Accretion of discount on Series B and B-1 Preferred Stock	$—	$—	$507
Accretion of redeemable noncontrolling interest to redemption value	$—	$428	$1,992
Equipment acquired under finance leases	$24,159	$46,351	$552
Equipment acquired under operating leases	$55,114	$20,452	$89
Reclass derivative liabilities	$—	$78,789	$—
Conversion of Convertible Senior note	$79,948	$59,822	$—

Unaudited segment information for the three and twelve months ended December 31, 2023, 2022 and 2021 is as follows (in thousands):

YEAR ENDED DECEMBER 31, 2023
	Refining and Marketing	Black Oil & Recovery	Corporate and Eliminations	Total
Revenues:
Refined products	$3,007,937	$121,122	$(13,039)	$3,116,020
Re-refined products	17,997	15,959	—	33,956
Services	20,057	7,154	—	27,211
Total revenues	3,045,991	144,235	(13,039)	3,177,187
Cost of revenues (exclusive of depreciation and amortization shown separately below)	2,894,617	124,731	(13,352)	3,005,996
Depreciation and amortization attributable to costs of revenues	22,118	4,900	—	27,018
Gross profit	129,256	14,604	313	144,173
Selling, general and administrative expenses	118,165	19,788	30,687	168,640
Depreciation and amortization attributable to operating expenses	3,311	164	671	4,146
Income (loss) from operations	7,780	(5,348)	(31,045)	(28,613)
Other income (expenses)
Other income (expense)	—	600	33	633
Gain on change in derivative liability	—	—	7,992	7,992
Interest expense	(18,092)	(188)	(101,287)	(119,567)
Total other income (expense)	(18,092)	412	(93,262)	(110,942)
Income (loss) before income tax	$(10,312)	$(4,936)	$(124,307)	$(139,555)

Total capital expenditures	$122,827	$17,486	$—	$140,313

YEAR ENDED DECEMBER 31, 2022
	Refining and Marketing	Black Oil & Recovery	Corporate and Eliminations	Total
Revenues:
Refined products	$2,370,240	$163,095	$—	$2,533,335
Re-refined products	229,793	19,105	—	248,898
Services	6,611	2,871	—	9,482
Total revenues	2,606,644	185,071	—	2,791,715
Cost of revenues (exclusive of depreciation and amortization shown separately below)	2,453,809	144,467	—	2,598,276
Depreciation and amortization attributable to costs of revenues	9,605	3,824	—	13,429
Gross profit	143,230	36,780	—	180,010
Selling, general and administrative expenses	83,001	17,241	27,540	127,782
Depreciation and amortization attributable to operating expenses	2,593	180	900	3,673
Income (loss) from operations	57,636	19,359	(28,440)	48,555
Other income (expenses)
Other income (expense)	18	(104)	(220)	(306)
Gain on change in derivative liability	—	—	7,821	7,821
Interest expense	(10,414)	(50)	(69,447)	(79,911)
Total other income (expense)	(10,396)	(154)	(61,846)	(72,396)
Income (loss) before income tax	$47,240	$19,205	$(90,286)	$(23,841)

Total capital expenditures	$72,588	$2,924	$—	$75,512

YEAR ENDED DECEMBER 31, 2021
	Refining and Marketing	Black Oil & Recovery	Corporate and Eliminations	Total
Revenues:
Refined products	$78,191	$85,253	$—	$163,444
Re-refined products	15,039	25,611	—	40,650
Services	—	3,666	—	3,666
Total revenues	93,230	114,530	—	207,760
Cost of revenues (exclusive of depreciation and amortization shown separately below)	89,570	89,216	—	178,786
Depreciation and amortization attributable to costs of revenues	509	3,534	—	4,043
Gross profit	3,151	21,780	—	24,931
Selling, general and administrative expenses	3,277	14,444	12,885	30,606
Loss on Assets Impairment	—	2,124	—	2,124
Depreciation and amortization attributable to operating expenses	434	234	1,013	1,681
Income (loss) from operations	(560)	4,978	(13,898)	(9,480)
Other income (expenses)
Other income (expense)	—	—	4,158	4,158
Loss on change in derivative liability	—	—	(15,685)	(15,685)
Interest expense	—	—	(3,832)	(3,832)
Total other income	—	—	(15,359)	(15,359)
Income (loss) before income tax	$(560)	$4,978	$(29,257)	$(24,839)

Total capital expenditures	$—	$2,331	$—	$2,331

The following summarized unaudited financial information has been segregated from continuing operations and reported as Discontinued Operations for the years ended December 31, 2023, 2022 and 2021 (in thousands):

	For The Year Ended December 31
	2023	2022	2021
Revenues	$7,366	$85,495	$58,248
Cost of revenues (exclusive of depreciation shown separately below)	4,589	51,815	32,467
Depreciation and amortization attributable to costs of revenues	124	1,566	1,566
Gross profit	2,653	32,114	24,215
Operating expenses:
Selling, general and administrative expenses (exclusive of acquisition related expenses)	632	8,501	6,727
Depreciation and amortization expense attributable to operating expenses	21	251	251
Total Operating expenses	653	8,752	6,978
Income from operations	2,000	23,362	17,237
Other income (expense)
Interest expense	—	-39	-59
Total other expense	—	-39	-59
Income before income tax	2,000	23,323	17,178
Income tax expense	(1,572)	(4,683)	—
Gain on sale of discontinued operations, net of tax of 1,711	53,769	27	—
Income from discontinued operations, net of tax	$54,197	$18,667	$17,178

Unaudited Reconciliation of Gross Profit (Loss) From Continued and Discontinued Operations to Adjusted Gross Margin, Fuel Gross Margin, Fuel Gross Margin Per Barrel of Throughput and Operating Expenses Per Barrel of Throughput.

Three Months Ended December 31, 2023
In thousands	Conventional	Renewable	Mobile Refinery Total
Gross profit	$7,283	$(17,557)	$(10,273)
Unrealized (gain) loss on hedging activities	4,892	77	4,969
Inventory valuation adjustments	(3,400)	2,152	(1,248)
Adjusted gross margin	$8,775	$(15,328)	$(6,553)
Variable production costs attributable to cost of revenues	19,770	19,497	39,267
Depreciation and amortization attributable to cost of revenues	2,492	3,997	6,489
RINs	6,662	—	6,662
Realized (gain) loss on hedging activities	(3,751)	(3,587)	(7,338)
Financing costs	1,989	157	2,146
Other revenues	(6,361)	(361)	(6,722)
Fuel gross margin	$29,576	$4,375	$33,951
Throughput (bpd)	67,083	3,926	71,009
Fuel gross margin per barrel of throughput	$4.79	$12.11	$5.20
Total OPEX	$15,162	$9,868	$25,030
Operating expenses per barrel of throughput	$2.46	$27.32	$3.83

Three Months Ended September 30, 2023
In thousands	Conventional	Renewable	Mobile Refinery Total
Gross profit	$86,185	$(8,515)	$77,670
Unrealized (gain) loss on hedging activities	(4,620)	(3,622)	(8,242)
Inventory valuation adjustments	13,225	(3,851)	9,374
Adjusted gross margin	$94,790	$(15,988)	$78,802
Variable production costs attributable to cost of revenues	26,847	12,958	39,805
Depreciation and amortization attributable to cost of revenues	2,982	3,320	6,302
RINs	7,058	—	7,058
Realized (gain) loss on hedging activities	2,854	2,401	5,255
Financing costs	1,772	205	1,977
Other revenues	(6,804)	(524)	(7,328)
Fuel gross margin	$129,499	$2,372	$131,871
Throughput (bpd)	80,171	5,397	85,568
Fuel gross margin per barrel of throughput	$17.56	$4.78	$16.75
Total OPEX	$17,720	$11,445	$29,165
Operating expenses per barrel of throughput	$2.40	$23.05	$3.70

Three Months Ended June 30, 2023
In thousands	Conventional	Renewable	Mobile Refinery Total
Gross profit	$6,544	$(13,006)	$(6,462)
Unrealized (gain) loss on hedging activities	849	2,913	3,762
Inventory valuation adjustments	(4,246)	3,745	(501)
Adjusted gross margin	$3,147	$(6,348)	$(3,201)
Variable production costs attributable to cost of revenues	28,686	77	28,763
Depreciation and amortization attributable to cost of revenues	3,351	2,018	5,369
RINs	25,410	—	25,410
Realized (gain) loss on hedging activities	(1,150)	1,288	138
Financing costs	(87)	58	(29)
Other revenues	(3,610)	(190)	(3,800)
Fuel gross margin	$55,747	$(3,097)	$52,650
Throughput (bpd)	76,330	2,490	78,820
Fuel gross margin per barrel of throughput	$8.03	$(13.66)	$7.34
Total OPEX	$23,299	$7,076	$30,375
Operating expenses per barrel of throughput	$3.35	$31.23	$4.23

Three Months Ended March 31, 2023
In thousands	Conventional	Renewable	Mobile Refinery Total
Gross profit	$65,470	$—	$65,470
Unrealized (gain) loss on hedging activities	(570)	—	(570)
Inventory valuation adjustments	(1,532)	—	(1,532)
Adjusted gross margin	$63,368	$—	$63,368
Variable production costs attributable to cost of revenues	21,252	—	21,252
Depreciation and amortization attributable to cost of revenues	3,144	—	3,144
RINs	16,115	—	16,115
Realized loss on hedging activities	(439)	—	(439)
Financing costs	2,295	—	2,295
Other revenues	(1,933)	—	(1,933)
Fuel gross margin	$103,802	$—	$103,802
Throughput (bpd)	71,328	—	71,328
Fuel gross margin per barrel of throughput	$16.17	$—	$16.17
Total OPEX	$24,681	$—	$24,681
Operating expenses per barrel of throughput	$3.84	$—	$3.84

Twelve Months Ended December 31, 2023
In thousands	Conventional	Renewable	Mobile Refinery Total
Gross profit	$165,481	$(39,078)	$126,403
Unrealized (gain) loss on hedging activities	551	(632)	(81)
Inventory valuation adjustments	4,047	2,046	6,093
Adjusted gross margin	$170,079	$(37,664)	$132,415
Variable production costs attributable to cost of revenues	96,555	32,532	129,087
Depreciation and amortization attributable to cost of revenues	11,969	9,335	21,304
RINs	55,245	—	55,245
Realized (gain) loss on hedging activities	(2,486)	102	(2,384)
Financing costs	5,969	420	6,389
Other revenues	(18,708)	(1,075)	(19,783)
Fuel gross margin	$318,623	$3,650	$322,273
Throughput (bpd)	73,734	3,943	77,677
Fuel gross margin per barrel of throughput	$11.84	$3.37	$11.37
Total OPEX	$80,862	$28,389	$109,251
Operating expenses per barrel of throughput	$3.00	$26.18	$3.85

Unaudited Reconciliation of Adjusted EBITDA to Net loss from Continued and Discontinued Operations.

In thousands	Three Months Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net income (loss)	$(63,865)	$44,418	$(71,973)	$1,997
Depreciation and amortization	9,225	5,761	31,310	18,919
Income tax expense (benefit)	1,543	(2,489)	5,297	(2,488)
Interest expense	16,029	14,956	119,566	79,950
EBITDA	$(37,068)	$62,646	$84,200	$98,378
Unrealized (gain) loss on hedging activities	4,981	978	(252)	(146)
Inventory valuation adjustments	(1,248)	9,614	6,093	50,766
Gain on change in value of derivative warrant liability	(2,956)	(33)	(7,992)	(7,821)
Stock-based compensation	783	622	2,285	1,574
(Gain) loss on sale of assets	3	—	(70,878)	—
Acquisition costs	—	—	4,308	16,527
Environmental clean-up reserve	—	—	—	1,428
Other	388	1,339	(634)	280
Adjusted EBITDA	$(35,117)	$75,166	$17,130	$160,986

	Three Months Ended December 31, 2023
	Mobile Refinery		Legacy Refining	Total Refining &	Black Oil and
In thousands	Conventional	Renewable	&Marketing	Marketing	Recovery	Corporate	Consolidated
Net income (loss)	$(11,112)	$(30,266)	$(2,424)	$(43,801)	$(1,670)	$(18,395)	$(63,865)
Depreciation and amortization	3,252	4,017	313	7,582	1,476	167	9,225
Income tax expense (benefit)	—	—	—	—	(517)	2,060	1,543
Interest expense	2,473	2,820	—	5,293	62	10,675	16,029
EBITDA	$(5,387)	$(23,429)	$(2,111)	$(30,926)	$(649)	$(5,493)	$(37,068)
Unrealized (gain) loss on hedging activities	4,892	77	(7)	4,962	19	—	4,981
Inventory valuation adjustments	(3,400)	2,152	—	(1,248)	—	—	(1,248)
Gain on change in value of derivative warrant liability	—	—	—	—	—	(2,956)	(2,956)
Stock-based compensation	—	—	—	—	—	783	783
(Gain) loss on sale of assets	—	—	—	—	—	3	3
Other	—	—	—	—	389	(1)	388
Adjusted EBITDA	$(3,895)	$(21,200)	$(2,118)	$(27,212)	$(241)	$(7,664)	$(35,117)

	Twelve Months Ended December 31, 2023
	Mobile Refinery		Legacy Refining	Total Refining &	Black Oil and	Corporate	Consolidated
In thousands	Conventional	Renewable	& Marketing	Marketing	Recovery
Net income (loss)	$68,574	$(72,537)	$(6,349)	$(10,312)	$49,260	$(110,922)	$(71,973)
Depreciation and amortization	14,937	9,390	1,103	25,430	5,209	671	31,310
Income tax expense (benefit)	—	—	—	—	18,682	(13,385)	5,297
Interest expense	13,077	5,015	—	18,092	188	101,287	119,566
EBITDA	$96,588	$(58,132)	$(5,246)	$33,210	$73,339	$(22,349)	$84,200
Unrealized (gain) loss on hedging activities	551	(632)	(89)	(170)	(82)	—	(252)
Inventory valuation adjustments	4,047	2,046	—	6,093	—	—	6,093
Gain on change in value of derivative warrant liability	—	—	—	—	—	(7,992)	(7,992)
Stock-based compensation	—	—	—	—	—	2,285	2,285
(Gain) loss on sale of assets	—	—	—	—	(70,884)	6	(70,878)
Acquisition costs	—	—	—	—	—	4,308	4,308
Other	—	—	—	—	(595)	(39)	(634)
Adjusted EBITDA	$101,186	$(56,718)	$(5,335)	$39,133	$1,778	$(23,781)	$17,130

	Three Months Ended December 31, 2022
In thousands	Mobile Refinery	Legacy Refining & Marketing	Total Refining & Marketing	Black Oil	Corporate	Consolidated
Net income (loss)	$56,839	$(1,860)	$54,979	$4,706	$(15,267)	$44,418
Depreciation and amortization	3,857	—	3,857	1,733	171	5,761
Income tax expense (benefit)	—	—	—	—	(2,489)	(2,489)
Interest expense	3,721	—	3,721	25	11,210	14,956
EBITDA	$64,417	$(1,860)	$62,557	$6,464	$(6,375)	$62,646
Unrealized (gain) loss on hedging activities	165	138	303	675	—	978
Inventory valuation adjustments	14,011	—	14,011	(4,397)	—	9,614
Gain on change in value of derivative warrant liability	—	—	—	—	(33)	(33)
Stock-based compensation	—	—	—	—	622	622
Other	—	—	—	1,119	220	1,339
Adjusted EBITDA	$78,593	$(1,722)	$76,871	$3,861	$(5,566)	$75,166

	Twelve Months Ended December 31, 2022
In thousands	Mobile Refinery	Legacy Refining & Marketing	Total Refining & Marketing	Black Oil	Corporate	Consolidated
Net income (loss)	$51,247	$(4,007)	$47,240	$18,968	$(64,211)	$1,997
Depreciation and amortization	11,273	925	12,198	4,004	2,717	18,919
Income tax expense (benefit)	—	—	—	—	(2,488)	(2,488)
Interest expense	10,414	—	10,414	67	69,469	79,950
EBITDA	$72,934	$(3,082)	$69,852	$23,039	$5,487	$98,378
Unrealized (gain) loss on hedging activities	90	69	159	(305)	—	(146)
Inventory valuation adjustments	37,764	—	37,764	13,002	—	50,766
Gain on change in value of derivative warrant liability	—	—	—	—	(7,821)	(7,821)
Stock-based compensation	—	—	—	—	1,574	1,574
Acquisition costs	11,967	—	11,967	4,560	—	16,527
Environmental clean-up reserve	1,428	—	1,428	—	—	1,428
Other	13,282	—	13,282	(13,222)	220	280
Adjusted EBITDA	$137,465	$(3,013)	$134,452	$27,074	$(540)	$160,986

Unaudited Reconciliation of Long-Term Debt to Net Long-Term Debt and Net Leverage.

In thousands	As of
	December 31, 2023		December 31, 2022
Long-Term Debt:
Senior Convertible Note	$15,230		$95,178
Term Loan 2025	195,950		165,000
Finance lease liability long-term	66,206		45,164
Finance lease liability short-term	2,435		1,363
Insurance premiums financed	6,237		5,661
Long-Term Debt and Lease Obligations	$286,058		$312,366
Unamortized discount and deferred financing costs	(30,354)		(81,918)
Long-Term Debt and Lease Obligations per Balance Sheet	$255,704		$230,448
Cash and Cash Equivalents	(76,967)		(141,258)
Restricted Cash	(3,606)		(4,929)
Total Cash and Cash Equivalents	$(80,573)		$(146,187)
Net Long-Term Debt	$205,485		$166,179
Adjusted EBITDA	$17,130		$160,985
Net Leverage	12.0	x	1.0	x